EXHIBIT 3.1

BYLAWS

OF

CH ENERGY GROUP, INC.

Article I

Offices

1. Principal Office. The principal office of CH Energy Group, Inc. (the “Corporation”) shall be in Dutchess County in the State of New York.

2. Additional Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of New York, as the Board of Directors may from time to time designate or the business of the Corporation may require.

Article II

Shareholders’ Meetings

1. Annual Meeting of Shareholders. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or outside the State of New York as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, but in no event within the country of Canada, on the date fixed by the Board of Directors, and each successive annual meeting shall be held within thirteen (13) months after the date of the preceding annual meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

2. Special Meetings.

(i) Special meetings of the shareholders shall be held at the principal office of the Corporation. Special shareholders’ meetings may be called by the holders of a majority of the votes of the outstanding shares of common stock of the Corporation entitled to vote or act with respect thereto upon the business to be brought before such meeting, or by the Chairman of the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. In the case of a meeting called upon the written demand of shareholders, such meeting shall not be canceled without the written consent of such shareholders. At any special meeting, only such business may be transacted which is related to the purpose(s) set forth in the notice of such special meeting given pursuant to Section 3 of this Article II.

(ii) If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting of the shareholders duly called and held.

3. Notice of Meetings. Written notice of the purpose or purposes and of the time and place within or outside the State of New York of every meeting of shareholders shall be given by the Chairman, the Secretary, or an Assistant Secretary, either personally, by mail, by facsimile or by any other lawful means of communication not less than ten (10) nor more than sixty (60) days before the meeting, to each shareholder of record entitled to vote at such meeting who has not waived his or her right to such notice, either in writing or electronically, in advance or following the meeting. If mailed, such notice shall be directed to each shareholder at his or her address as it appears on the stock book unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by law, no publication of any notice of a meeting of shareholders shall be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting the lack of notice or who shall, in person or by attorney thereunto authorized, waive such notice in writing either before or after such meeting. Notice of a special shareholders’ meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose(s) for which the meeting is called. Except where otherwise required by law, notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given.

4. Quorum. A quorum at all meetings of shareholders shall consist of the holders of record of issued and outstanding shares of the Corporation having at least a majority of the voting power with respect to any matter to be considered at the meeting, present in person or by proxy, except as otherwise provided by the laws of the State of New York or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, the chairman of the meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

5. Duties of Certain Officers at Shareholder Meetings. Meetings of the shareholders shall be presided over by the Chairman, or if he or she is not present, by a chairman to be chosen by a vote of the shareholders who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his or her absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor such Assistant Secretary is present, the shareholders present at the meeting shall choose any person present at the meeting to act as secretary of the meeting.

6. Voting. Except as otherwise provided by the laws of the State of New York, at every meeting of the shareholders, each shareholder of the Corporation entitled to vote at such meeting shall have one (1) vote per share. Any vote of shares of the Corporation may be given by the shareholder entitled thereto in person or by his or her proxy, appointed by an instrument in writing, subscribed by such shareholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by the

Certificate of Incorporation, these Bylaws or the laws of the State of New York, all matters coming before any meeting of the shareholders shall be decided by a majority vote of the shareholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present.

7. Written Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by a written consent which sets forth such action and is signed by the holders of all outstanding shares entitled to vote thereon.

Article III

Directors

1. Number, Election and Qualification. The property, affairs and business of the Corporation shall be managed by its Board of Directors, consisting of not less than two (2) and not more than eleven (11) members, or such other number as shall be determined by resolution adopted by a majority of the entire Board of Directors, who shall be nominated by the shareholders, and, otherwise determined by a majority of the shareholders. The Board of Directors of the Corporation shall initially consist of two (2) members. Except as provided in the Certificate of Incorporation or these Bylaws, each director of the Corporation shall be elected at the annual meeting of the shareholders of the Corporation, and each director shall be elected to serve for one (1) year and until his or her successor shall be elected and shall qualify. Directors need not be shareholders of the Corporation. Each director shall be at least 18 years of age.

2. Regular Meetings.

(i) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of the shareholders.

(ii) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(iii) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time specified, and in the manner set forth in Section 3(ii) of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Section 3(iii) of this Article III.

3. Special Meetings.

(i) Special meetings of the Board of Directors shall be held whenever called by one (1) of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(ii) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by electronic transmission, or shall be delivered to him or her personally or given to him or her orally, not later than the day before the day on which meeting is to be held. A notice or waiver of notice need not specify the purpose of the meeting.

(iii) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him or her, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjournment of a meeting shall not be required to be given.

4. Quorum. At all meetings of the Board of Directors, the presence of a majority of the number of directors of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary for the adoption of any business or resolution which may come before the meeting; provided, however, that in the absence of a quorum a majority of the directors present or any director solely present may adjourn any meeting from time to time until a quorum is present.

5. Chairman of the Board. The Board of Directors shall appoint from among its members a Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. In the absence of the Chairman from any meeting of the Board of Directors, the directors present shall select a chairman to preside thereat. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and serve as spokesperson for the Board of Directors. He or she shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

6. Vice Chairman of the Board. The Board of Directors may appoint among its members one or more Vice Chairmen. During the absence or disability of the Chairman of the Board of Directors, the Vice Chairman shall exercise all the functions of the Chairman. The Vice Chairman shall perform such other duties as the Board of Directors shall prescribe.

7. Committees. The Board of Directors may create one (1) or more committees from among its members, which shall make recommendations to the Board of Directors as to the subject matter set forth in the resolutions creating any such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and each such committee (and any other committee created by the Board of Directors) shall be governed by a charter to be adopted by the Board of Directors.

8. Salaries. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, may be allowed a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees and others who attend pursuant to the direction of the Board of Directors may, by resolution of the Board of Directors, be allowed a like fixed sum and expenses for attending committee meetings.

9. Vacancies. In the event of a vacancy on the Board of Directors, regardless of how caused, the shareholders of the Corporation shall elect a director to fill such vacancy in accordance with the qualification requirements in Section 1 of this Article III.

10. Resignation. Any director may, at any time, resign, such resignation to take effect upon receipt of written notice thereof by the Chairman or the Secretary, unless otherwise stated in the resignation.

11. Telephonic Meetings. One (1) or more directors may participate in any meeting of the Board of Directors, or a committee designated pursuant to Section 7 of this Article III, by a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation in a meeting pursuant to this provision shall constitute actual attendance at such meeting. At the request of any director duly made in writing to the Secretary of the Corporation at least one day before the date of any meeting of the Board of Directors, or such a committee thereof, such director shall be entitled to participate in any such meeting by means of conference telephone or other similar communications equipment.

12. Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is or consents are filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

13. Time of Meetings. Meetings of the Board of Directors, or any committee thereof, shall to the extent reasonably practicable be held during normal business hours, New York time, unless all members participating therein shall agree to another time of day for any such meeting.

Article IV

Officers

1. Appointment. The Board of Directors shall appoint a Chief Executive Officer and President of the Corporation, a Secretary and a Treasurer and may also appoint one or more Vice Presidents, none of whom need to be members of the Board of Directors, and may from time to time appoint such other officers as they may deem proper. Any two (2) of the aforesaid offices may be filled by the same person with the exception that the Chief Executive Officer and President may not be appointed Vice President or Secretary.

2. Term. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, until he or she shall resign or until he or she shall have been removed. Any officer elected or appointed by the Board of Directors may be removed from office at any time for or without cause by the affirmative vote of a majority of the entire Board of Directors. Any officer may resign his or her office at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation, unless otherwise stated in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Article V

Duties of Officers

1. Chief Executive Officer and President. The Chief Executive Officer and President shall be the principal executive officer of the Corporation and as such shall have general and active direction of the business of the Corporation. In addition, the Chief Executive Officer and President shall have such other powers and discharge such other duties as may be assigned to him or her from time to time by the Board of Directors.

2. Vice President. During the absence or disability of the Chief Executive Officer and President, the Vice President shall exercise all the functions of the Chief Executive Officer and President. The Vice President shall have such other powers and discharge such other duties as may be assigned to him or her from time to time by the Board of Directors.

3. Assistant Vice Presidents. The Assistant Vice Presidents, in the order of their seniority, shall, in the absence or disability of the Vice President, perform the duties and exercise the powers of the Vice President and shall perform such other duties as the Board of Directors shall prescribe.

4. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper, he or she shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank, or banks, or depositories as may be designated by the Board of Directors. He or she shall enter regularly, in books to be kept for the purpose, a full and accurate account of all moneys received and paid by him or her on account of the Corporation. Whenever required by the Board of Directors, he or she shall render an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall at all reasonable times exhibit his or her books and accounts to any director of the Corporation upon application at the offices of the Corporation during business hours and he or she shall perform all things incident to the position of Treasurer. He or she shall give bond for the faithful discharge of his or her duties if the Board of Directors so requires. He or she shall do and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

5. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

6. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He or she shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors and of committees. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument whose execution has been authorized. He or she shall be sworn to the faithful discharge of his or her duties. He or she shall do and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

7. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

8. Duties of Officers May be Delegated. In the case of absence or inability to act of any officer, of the Corporation and of any person herein authorized to act in his or her place, then the Chief Executive Officer and President may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom they may select. In the case of the absence or inability to act of the Chief Executive Officer and President, the Board of Directors may delegate the powers and duties thereof.

Article VI

Share Certificates

1. Issuance of Share Certificates.

(i) The interest of each shareholder of the Corporation shall be evidenced by certificates for shares, certifying the number of shares represented thereby and in such form as the Board of Directors may from time to time prescribe.

(ii) The certificates shall be signed by the Chairman or Chief Executive Officer and President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chairman or Chief Executive Officer and President, Secretary or Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation, with the same effect as if such officer had not ceased to be such at the time of its issue.

2. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the

Corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article VI, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3. Lost Certificate. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond or indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

5. Location of Books and Records. The books, accounts and records of the Corporation, except as may otherwise be required by law, may be kept outside of the State of New York, at such place or places as the Board of Directors may from time to time appoint.

6. Regulations. Except to the extent that the exercise of such power shall be prohibited or circumscribed by the Certificate of Incorporation, by these Bylaws, or by law, the Board of Directors shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of share certificates as it shall deem appropriate.

Article VII

Record Date

For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or to express written consent to the taking of corporate action without a meeting or for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of share, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed:

(i) The record date for determining the shareholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held;

(ii) The record date for determining the shareholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

(iii) The record date for determining shareholders for any purpose other than those specified in (i) and (ii) above shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

Article VIII

Indemnification

1. General. Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made, or threatened to be made, a party to or involved in any action, suit or proceeding, whether criminal or civil, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person or such person’s testator or intestate is or was a Director or officer of the Corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney’s fees and expenses, reasonably incurred in enforcing such person’s right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

2. Scope of Indemnification. The Corporation promptly shall advance or reimburse upon request, after receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances of reimbursements, to any person entitled to indemnification hereunder all reasonable expenses, including attorney’s fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

3. Other Indemnification Provisions. Nothing herein shall limit or affect any right of any Director, officer or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorney’s fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise; without affecting or limiting the rights of any Director, officer or other corporate personnel pursuant to this Article VI, the Corporation is authorized to enter into agreements with any of its Directors, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law. Unless limited by resolution of the Board or otherwise, the Corporation shall advance the payment of expenses to the fullest extent permitted by applicable law to, and shall indemnify, any Director, officer or other corporate person who is or was serving at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, whether for profit or not-for-profit, or a partnership, joint venture, trust or other enterprise, whether or not such other enterprise shall be obligated to indemnify such person.

4. Survival of Indemnification. Anything in these By-Laws to the contrary notwithstanding, no elimination or amendment of this Article VIII adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article VIII shall deprive any such person’s rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

5. Inability to Limit Indemnification. The Corporation shall not, except by elimination or amendment of this Article VIII in a manner consistent with the preceding Section 6.4 and with the provisions of Article XIII, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article VIII. The indemnification of any person provided by this Article VIII shall continue after such person has ceased to be a Director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

6. Right of Indemnity not Exclusive. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII, Section 722 of the Business Corporation Law of the State of New York or otherwise.

8. Severability. In case any provision in this Article VIII shall be determined at any time to be unenforceable in any respect, the other provisions of this Article VIII shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its Directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

Article IX

Corporate Seal

The corporate seal of the Corporation shall consist of two (2) concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words “Corporate Seal, New York”.

Article X

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first (31st) day of December of each year.

Article XI

Checks

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Article XII

Notices

Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer, or shareholder, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these Bylaws, such notice may be given in writing either (i) by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the Corporation or, (ii) by facsimile or electronic transmission, addressed to such shareholder, officer or director, transmitted to the facsimile number or electronic address that appears on the books of the Corporation, and such notice shall be deemed to have been given at the time when the same was thus mailed or transmitted.

Article XIII

Amendments

These Bylaws shall be subject to alteration, amendment or repeal, not inconsistent with any provision of the Certificate of Incorporation or the laws of the State of New York, by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors of the Corporation, at any annual or special meeting of the shareholders, provided that notice of such proposed action shall have been given in the call for the meeting.

*        *        *